UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 22, 2011, Automatic Data Processing, Inc., a Delaware corporation (the “Company”), entered into a $2 billion 364-Day Credit Agreement (the “364-Day Facility”) and a $3.25 billion Four-Year Credit Agreement (the “Four-Year Facility,” and together with the 364-Day Facility, the “Facilities”) with a group of lenders.  The Four-Year Facility contains an accordion feature under which the aggregate commitment can be increased by $500 million to $3.75 billion, subject to the availability of additional commitments.  The Facilities replaced the Company’s prior $2.5 billion 364-day facility and $2.25 billion five-year facility, which were terminated on June 22, 2011.  JPMorgan Chase Bank, N.A. acts as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and Bank of America, N.A., BNP Paribas, Wells Fargo Bank, N.A., Barclays Capital, and Citibank, N.A., as Syndication Agents for the Facilities. The existing $1.5 billion three-year facility entered into on June 23, 2010 will continue in full force and effect.

Two borrowing options will be available under the Facilities:  (i) a competitive advance option, and (ii) a revolving credit option.  The competitive advance option will be provided on an uncommitted competitive advance basis through an auction mechanism.  The revolving credit will be provided on a committed basis.  Under each option, amounts borrowed and repaid may be reborrowed subject to availability under each Facility.

The Lenders’ commitments under the 364-Day Facility will expire on June 20, 2012 and any borrowings outstanding will mature and be payable on such date (or, at the option of the Company, subject to the accuracy of all representations and warranties and the absence of any default, on June 20, 2013).  The Lenders’ commitments under the Four-Year Facility will expire and the borrowings thereunder will mature on June 22, 2015.

Under each Facility, interest under a competitive advance option will be payable at the rates obtained from bids selected by the Company in accordance with the competitive auction procedures set forth in each Facility.

At the Company’s option, revolving loans under the 364-Day Facility will bear interest at a rate per annum equal to (i) the 364-Day Facility Applicable Rate plus a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company, or (ii) the 364-Day Facility Applicable Rate plus the Alternate Base Rate.

The 364-Day Facility Applicable Rate means a rate per annum equal to 40% of the Markit CDX North American Investment Grade Index, but not less than (i) prior to June 20, 2012, 0.20% per annum and (ii) on and after June 20, 2012, 0.30% per annum; provided that for any loans using Alternate Base Rate, the 364-Day Facility Applicable Rate will be 1% per annum lower (but in no event less than 0.00%).

Alternate Base Rate means a rate per annum determined by reference to the highest of (i) JPMorgan Chase Bank, N.A.’s prime rate,  (ii) the federal funds effective rate plus 0.50%, and (iii) a LIBOR-based rate for a one month interest period plus 1%.

At the Company’s option, revolving loans under the Four-Year Facility will bear interest at a rate per annum equal to (i) the Four-Year Facility Applicable Rate plus a LIBOR-based rate for a one, two, three or six month interest period as selected by the Company, or (ii) the Four-Year Facility Applicable Rate plus the Alternate Base Rate, or (iii) in the case of Canadian Base Rate loans, a base rate determined by reference to the higher of  J.P. Morgan Bank Canada’s prime rate and the rate for one-month Canadian dollar bankers’ acceptances plus 0.50% per annum (the “Canadian Base Rate”), plus the Four-Year Facility Applicable Rate, or (iv) in the case of bankers’ acceptances, stamping fees equal to the Four-Year Facility Applicable Rate.

The Four-Year Facility Applicable Rate means a rate per annum ranging from 40% to 65% of the Markit CDX North American Investment Grade Index (but in no event less than the minimum rates ranging from 0.30% to 0.55%) depending on ratings established for the Company’s senior, unsecured, long-term, non-credit-enhanced debt by Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc.; provided that for any loans using the Alternate Base Rate or the Canadian Base Rate, the Four-Year Facility Applicable Rate will be 1% per annum lower (but in no event less than 0.00%).

In addition, the Company will pay a commitment fee on the aggregate unused commitments as follows: (i) in the case of the 364-Day Facility, at a rate of 0.0175% per annum, and (ii) in the case of the Four-Year Facility, at a rate (ranging from 0.04% to 0.12%) determined by Company’s debt credit ratings.  Also, the Company will pay a term-out fee of 0.75% of the amount of any loans outstanding under the 364-Day Facility after June 20, 2012.

The Facilities’ other terms are substantially similar to the terms of the facility they replaced, including customary covenants that restrict the Company’s and its borrowing subsidiaries’ ability to create liens or other encumbrances, enter into sale and leaseback transactions and enter into consolidations, mergers and transfers of all or substantially all of their respective assets.  Each Facility contains customary events of default which would permit the lenders to accelerate the loans, including the failure to make timely payments under a Facility or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.

The Company has agreed to guarantee any obligations of any of its subsidiaries that are entitled to borrow the funds under each Facility.  Borrowings under the Facilities may be used for general corporate purposes.

The Facilities are led by JPMorgan Securities LLC,  Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Wells Fargo Securities, LLC, Barclays Capital, and Citigroup Global Markets Inc., as Joint Lead Arrangers and

Joint Bookrunners.  Deutsche Bank Securities Inc. and Intesa SanPaolo S.p.A. are Documentation Agents.

Certain of the lenders under the Facilities, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing description is qualified in its entirety by reference to the Facilities, which are filed as Exhibits 10.14 and 10.15 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.14 Exhibit 10.15
364-Day Credit Agreement, dated as of June 22, 2011, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., Barclays Capital, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc. and Intesa SanPaolo S.p.A, as Documentation Agents.

Four-Year Credit Agreement, dated as of June 22, 2011, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., Barclays Capital, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc. and Intesa SanPaolo S.p.A, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2011

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti Title: Vice President

Exhibit Index

Exhibit Number	Description
10.14
364-Day Credit Agreement, dated as of June 22, 2011, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., Barclays Capital, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc. and Intesa SanPaolo S.p.A, as Documentation Agents.

10.15
Four-Year Credit Agreement, dated as of June 22, 2011, among Automatic Data Processing, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, JP Morgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, Bank of America, N.A., BNP Paribas and Wells Fargo Bank, N.A., Barclays Capital, and Citibank, N.A., as Syndication Agents, and Deutsche Bank Securities Inc. and Intesa SanPaolo S.p.A, as Documentation Agents.